Exhibit 10.19.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (the “Amendment”) is entered into the      day of             , 2011 by and among HVM L.L.C., a Delaware limited liability company (the “Company”) and Tom Buoy (the “Employee”).

WHEREAS, the Company and the Employee entered into that certain Employment Agreement, dated as of             , 2011 (the “Employment Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meanings as in the Employment Agreement;

WHEREAS, the parties desire to amend the Employment Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged:

1.	Amendment of Section 1, Employment Period, Section 1 is hereby amended and restated to read in its entirety as follows:

Employment Period.

The Company will employ the Employee, and the Employee will serve the Company, under the terms of this Agreement for an initial term of two (2) years commencing on the Effective Date (the “Initial Term”). Such term shall be automatically extended thereafter for subsequent terms of one (1) year (a “Renewal Terms”). Notwithstanding the foregoing, the Employee’s employment hereunder may be earlier terminated in accordance with Section 4 below. The period of time between the commencement and the termination of the Employee’s employment hereunder shall be referred to herein as the “Employment Period”.

2.	Amendment of Section 4 A., Termination as the Result of the Expiration of Term. Section 4 A is hereby amended and restated to read in its entirety as follows:

Termination as the Result of the Change of Control. The Employee’s First Amendment to Employment Agreement will terminate on the effective date of a “Change of Control Transaction” as defined in the HVM Management Incentive Plan.

3.	This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

4.	This Amendment shall be deemed effective as of , 2011.

5.	Except as amended hereby, the Employment Agreement remains unchanged, in full force and effect, and the binding obligation of the Company and the Employee.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

HVM L.L.C.

By:	/s/ Gary A DeLapp
Name:	Gary A DeLapp
Title:	President & CEO

Signature:	/s/ Tom Buoy
Name:	Tom Buoy